UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 3, 2004
Date of Report (Date of earliest event reported)

V G TECH, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50163	52-2357931
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

4676 West 6 th Avenue, Suite A,
Vancouver, British Columbia, Canada	V6R 1V7
(Address of principal executive offices)	(Zip Code)

(604) 710-4272
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 8, 2004, V G Tech, Inc. (the "Company") issued a press release announcing that on September 3, 2004, the Company entered into an agreement (the "Share Purchase Agreement") with Aqua Society GMBH ("Aqua"), Water-Capital-Holding Ltd. ("Water") and Steve Livingston, the President, Secretary, Treasurer and sole director of the Company, under which the Company will acquire from Water all of the outstanding shares of Aqua (the "Acquisition"). Aqua is a company with limited liability, incorporated under the laws of Germany and engaged in the business of selling equipment for the extraction of potable water from the atmosphere.

Under the Share Purchase Agreement, the Company has agreed to issue to Water 10,000,000 shares of the Company's common stock and 34,000,000 special warrants, the terms of which are discussed under Item 3.02 of this Current Report. Mr. Livingston has agreed to transfer 36,000,000 shares in the Company's common stock, being all of the Company's common stock owned by Mr. Livingston, to Water as additional consideration for the Acquisition.

The following additional terms have been agreed upon under the Share Purchase Agreement:

(a)	Closing of the Acquisition will occur no later than 60 days after September 3, 2004.

(b)
Mr. Livingston will, on closing of the Acquisition, resign as President, Secretary, Treasurer and a director of the Company and Achim Stamm, managing director of Aqua, will be appointed to those positions in his stead.

(c)	The Company will seek shareholder approval to increase the Company's authorized capital to 200,000,000 shares of common stock as soon as practicable after closing of the Acquisition.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02            UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Share Purchase Agreement, the Company has agreed to issue to Water 10,000,000 shares in the common stock of the Company and 34,000,000 special warrants in exchange for all of the outstanding shares of Aqua. These shares and special warrants will be issued to Water pursuant to Regulation S of the Securities Act of 1933 on the basis that Water has represented to the Company that it is not a "U.S. person" as that term is defined under Regulation S.

The special warrants entitle the holder to acquire one share of the Company's common stock for each special warrant, without payment of any additional consideration. The special warrants may not be exercised until the Company has authorized share capital of at least 200,000,000 shares of common stock (the "Triggering Event"). Ten business days after the Triggering Event, the special warrants will automatically be deemed to have been exercised and the Company will issue a total of 34,000,000 shares of its common stock to the holder(s) of the special warrants.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	10.1	Share Purchase Agreement between Water-Capital-Holding Ltd., V G Tech, Inc., Aqua Society GMBH and Steve Livingston, dated for reference September 3, 2004.

	99.1	Press Release dated September 7, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V G TECH, INC.

Date: September 8, 2004
	By:	/s/ Steve Livingston
Name: Steve Livingston
Title: President, Secretary and Treasurer